Exhibit 99.1

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended June 30, 2008	Three months ended June 30, 2007	Six months ended June 30, 2008	Six months ended June 30, 2007
REVENUES
ROOM REVENUE	$52,179	$30,260	$98,479	$51,064
OTHER REVENUE	5,000	2,109	9,156	3,760

TOTAL REVENUES	$57,179	$32,369	$107,635	$54,824

EXPENSES
DIRECT OPERATING EXPENSE	$14,573	$7,882	$27,923	$13,226
OTHER HOTEL OPERATING EXPENSES	21,504	12,177	40,692	20,616
GENERAL AND ADMINISTRATIVE	1,660	975	3,058	1,650
DEPRECIATION	7,008	3,730	13,496	6,488
INTEREST, NET	1,014	(1 41)	1,338	295

TOTAL EXPENSES	$45,759	$24,623	$86,507	$42,275

NET INCOME	$11,420	$7,746	$21,128	$12,549

NET INCOME PER SHARE	$0.12	$0.13	$0.23	$0.25

FUNDS FROM OPERATIONS (A)
NET INCOME	$11,420	$7,746	$21,128	$12,549
DEPRECIATION OF REAL ESTATE OWNED	7,008	3,730	13,496	6,488

FUNDS FROM OPERATIONS	$18,428	$11,476	$34,624	$19,037

FFO PER SHARE	$0.20	$0.20	$0.38	$0.38

WEIGHTED-AVERAGE SHARES OUTSTANDING	92,459	58,847	92,206	49,886

OPERATING STATISTICS
OCCUPANCY	76%	78%	74%	76%
AVERAGE DAILY RATE	$121	$120	$121	$121
REVPAR	$92	$94	$90	$92
NUMBER OF HOTELS OWNED	50	36	50	36
DIVIDENDS PER SHARE	$0.22	$0.22	$0.44	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)
(In thousands)		June 30, 2008		December 31, 2007
ASSETS
INVESTMENT IN HOTELS, NET		$905,167		$786,765
CASH AND CASH EQUIVALENTS		42,750		142,437
OTHER ASSETS		35,068		32,046

TOTAL ASSETS		$982,985		$961,248

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE, SECURED		$110,708		$84,705
OTHER LIABILITIES		11,606		8,012

TOTAL LIABILITIES		122,314		92,717
TOTAL SHAREHOLDERS’ EQUITY		860,671		868,531

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY		$982,985		$961,248

(A)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2008 and the results of operations for the interim period ended June 30, 2008. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2007 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY

ALABAMA

Auburn, Birmingham, Dothan (2), Huntsville (3),

Montgomery (2), Montgomery/Prattville, Troy

ARIZONA

Tucson

CALIFORNIA

Agoura Hills, San Diego (2), San Diego/Rancho

Bernardo (2)

COLORADO

Denver/Highlands Ranch (2)

FLORIDA

Lakeland, Miami, Sarasota, Tallahassee

GEORGIA

Columbus (3), Macon

IDAHO

Boise

LOUISIANA

New Orleans

MISSISSIPPI

Hattiesburg, Tupelo

NEBRASKA

Omaha

NEW JERSEY

Cranford, Mahwah

NEW YORK

Islip /Ronkonkoma

OHIO

ABOVE: COURTYARD, KIRKLAND, WA
Cincinnati/Milford TENNESSEE Memphis TEXAS Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford UTAH	CORPORATE HEADQUARTERS 814 East Main Street Richmond, VA 23219 (804) 344-8121 (804) 344-8129 FAX www.applereitseven.com
Provo VIRGINIA Alexandria, Richmond WASHINGTON Seattle/Kirkland, Seattle/Lake Union, Vancouver	INVESTOR INFORMATION For additional information, please contact: Kelly Clarke, Director, Investor Services 804-727-6321 or KClarke@applereit.com

DEAR SHAREHOLDER

GLADE M. KNIGHT

As we close the second quarter of 2008, we are pleased with the overall performance of the hotels within the Apple REIT Seven, Inc. portfolio. The Company has experienced tremendous growth since its inception two years ago and we are pleased with operations as we complete the acquisition phase of the fund.

During the second quarter of 2008, we grew the Apple REIT Seven portfolio by an additional three hotels, bringing the total number of hotels to 50, with 6,297 guestrooms in 18 states. In April, we acquired the new 84-suite Residence Inn® by Marriott® in Dothan, Alabama. With modern décor and amenities, this extended-stay property is convenient to a variety of corporate offices and the Fort Rucker military base. Also in April, we purchased a 114-suite Homewood Suites by Hilton® in El Paso, Texas. This brand new hotel features the latest Homewood amenities and provides extended-stay accommodations convenient to Fort Bliss and numerous corporate headquarters. Our last acquisition during the second quarter of this year was the new 86-suite TownePlace Suites® by Marriott® located in Columbus, Georgia. Columbus is home to an array of corporations in the healthcare field as well as the Fort Benning military base and Columbus State University. We have plans to complete our portfolio of diversified assets with the purchase of one additional hotel later this year, a newly constructed property in Miami, Florida.

For the three-month period ending June 30, 2008, our hotels averaged nightly occupancy levels of 76 percent. The average daily rate (ADR) for the second quarter of this year was $121. As a result of occupancy and ADR during the second quarter, revenue per available room (RevPAR) was $92. Please note that the Company has been acquiring numerous hotels since the beginning of 2007, making year-over-year comparisons of quarterly and year-to-date operations less meaningful. Our individual hotel performance since the beginning of the year has generally met or exceeded last year’s results, despite reports of challenging economic conditions.

Funds from operations (FFO) for the second quarter of 2008 were $18.4 million or $0.20 per share and year-to-date were $34.6 million or $0.38 per share. We maintained our eight percent annual dividend during the second quarter, distributing a dividend of $0.22 per share, based on an $11 share price.

The Company will proceed throughout the year and into 2009 with continued watchfulness and optimism. As always, we remain committed to increasing the value of your investment over time. Although we know that we are not immune to the effects of national economic conditions, we find confidence in the strength of our brands, the quality of our hotels, the hospitality of our hotels’ staff and the diversity of our markets. We anticipate operations will remain stable at our properties throughout the remainder of the year, with some markets performing ahead of others.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. As of the printing of this report, our portfolio consisted of 50 hotels, containing a total of 6,297 guestrooms in 18 states.

MISSION

Apple REIT Seven is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD • KIRKLAND, WA

BACK: RESIDENCE INN • HIGHLANDS RANCH, CO

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in anyway, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.